Cricut, Inc. Reports Third Quarter 2022 Financial Results
Total users grew to nearly 7.5 million, up 30% over Q3 2021
Paid subscribers increased to nearly 2.5 million, up 35% over Q3 2021
Delivered Q3 2022 revenue of $177.0 million, 32% decline compared to a strong prior year Q3 2021
Delivered 15th consecutive quarter of profitability with net income of $12.4 million
SOUTH JORDAN, Utah, November 8, 2022 (GLOBE NEWSWIRE) -- Cricut, Inc. (“Cricut”) (NASDAQ: CRCT), the creative technology company that has brought a connected platform for making to millions of users worldwide, today announced financial results for its third quarter ended September 30, 2022.

“While total revenue reflects certain pressures from the current macroeconomic environment, I am encouraged by the positive momentum we're seeing in many areas across the business. Our fundamentals are healthy, we have strong brand interest, and we continue to grow - total users climbed 30% year-on-year and paid subscriber growth outpaced user growth for the eleventh consecutive quarter,” said Ashish Arora, Chief Executive Officer of Cricut. “Our goal is to create a habit-forming experience, where users interact and engage on our platform often. Early success across these initiatives is giving us confidence in our strategies and our long-term growth opportunity. Operating in this macro environment has been challenging, but I believe we are stronger for it, with greater focus and discipline than ever before.”
Third Quarter 2022 Financial Results
•Revenue was $177.0 million, down 31.9% compared to Q3 2021.
•Connected machine revenue was $52.4 million, down 48.8% from Q3 2021.
•Subscriptions revenue was $68.9 million, up 29.2% over Q3 2021.
•Accessories and materials revenue was $55.7 million, down 46.6% from Q3 2021.
•Gross margin was 46.2%, up from 39.2% in Q3 2021.
•Operating income was $17.4 million, or 9.8% of total revenue, compared to $37.7 million, or 14.5% of revenue in Q3 2021.
•Net income was $12.4 million, down 58.5% over Q3 2021, and was 7.0% of revenue, compared to $30.0 million, or 11.5% of revenue in Q3 2021.
•Diluted earnings per share was $0.06, down from $0.13 per share in Q3 2021.
•International revenue decreased by 11.5% over Q3 2021 and was 15.6% of total revenue, up from 12.0% of total revenue in Q3 2021.

"Exiting the third quarter, we believe retailer inventory positions were much healthier, with most retailers needing to place new orders to fully capture expected holiday demand," said Kimball Shill, Chief Financial Officer of Cricut. "We continue to operate the business from a position of financial strength. We have a proven track record of profitable growth and believe we are well positioned to deliver healthy long-term operating margins. We will continue to invest in areas with the highest impact, fostering higher levels of engagement and innovating on our platform to drive growth in Cricut Access and our accessories and materials business."
Recent Business Highlights
◦Total user base grew to nearly 7.5 million, or 30% year over year.

◦As of the end of Q3 2022, there were nearly 3.6 million engaged users cutting on the Cricut platform in the past 90 days, almost half of our total user base. The number of engaged users increased 11% year over year.

◦Hundreds of thousands of users interact on Design Space daily to browse and be inspired. Users have bookmarked over 120 million images and projects, with nearly 2 million bookmarks being added weekly. The majority of these users who come in on any given day end up cutting over the next week.

◦Integrated a virtual Learning Plan into Design Space to drive faster user onboarding and engagement. Users are walked step-by-step through a series of simple and fun lessons that teach the basics of Design Space, how to use their connected machine and Cricut materials and more.

◦Paid subscribers grew to nearly 2.5 million by the end of Q3, up 35% year over year. New subscriber adds were up 59% sequentially versus Q2 2022, as a result of recent investments including the launch of new tools and content, enhanced functionality and improved merchandising within the platform.

◦Continued to expand internationally, with recent launches in South Korea, Japan, and Saudi Arabia. In addition, localized versions of Design Space were rolled out in nine new languages: Swedish, Polish, Danish, Hungarian, Czech, Norwegian, Romanian, Finnish, and Thai.

Key Performance Metrics

	As of September 30,
	2022	2021
Users (in thousands)	7,457	5,732
Percentage of Users Creating in Trailing 90 Days	48%	56%
Paid Subscribers (in thousands)	2,456	1,814

	Three Months Ended September 30,
	2022	2021
Subscription ARPU	$9.40	$9.60
Accessories and Materials ARPU	$7.61	$18.79

Webcast and Conference Call Information
Cricut management will host a conference call and webcast to discuss the results today, Tuesday, November 8, 2022 at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). Information about Cricut’s financial results, including a link to the live and archived webcast of the conference call, will be made available on Cricut’s investor relations website at https://investor.cricut.com/.
The live call may also be accessed via telephone. Please pre-register using this link: https://register.vevent.com/register/BI0817629250b84c48a1a5de6143d7d625. After registering, a confirmation will be sent via email and will include dial-in details and a unique PIN code for entry to the call. To avoid long wait times, we suggest registering at minimum 15 minutes before the start of the call to receive your unique PIN code.
About Cricut, Inc.
Cricut, Inc. is a creative technology platform company whose cutting machines and design software help people lead creative lives. Cricut hardware and software work together as a connected platform for consumers to make beautiful, high-quality DIY projects quickly and easily. These industry-leading products include a flagship line of smart cutting machines — the Cricut Maker® family, the Cricut Explore® family, and Cricut Joy® — accompanied by other unique tools like Cricut EasyPress®, the Infusible Ink™ system, and a diverse collection of materials. In addition to providing tools and materials, Cricut fosters a thriving community of millions of dedicated users worldwide.
Cricut has used, and intends to continue using, its investor relations website and the Cricut News Blog (https://cricut.com/blog/news/) to disclose material non-public information and to comply with its disclosure obligations under Regulation

FD. Accordingly, you should monitor our investor relations website and the Cricut News Blog in addition to following our press releases, SEC filings and public conference calls and webcasts.
Media Contact:
Kriselle Laran
pr@cricut.com
Investor Contact:
Stacie Clements
investors@cricut.com
Source: Cricut, Inc.
Key Performance Metrics
In addition to the measures presented in our consolidated financial statements, we use the following key business metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. We believe these metrics are useful to investors because they can help in monitoring the long-term health of our business. Our determination and presentation of these metrics may differ from that of other companies. The presentation of these metrics is meant to be considered in addition to, not as a substitute for or in isolation from, our financial measures prepared in accordance with GAAP.
Glossary of Terms
Users: We define a User as a registered user of at least one registered connected machine as of the end of a period. One user may own multiple registered connected machines, but is only counted once if that user registers those connected machines by using the same email address.
Engaged Users: We define the Engaged Users as users who have used a connected machine for any activity, such as cutting, writing or any other activity enabled by our connected machines, in the past 90 days.
Percentage of Users Creating in Trailing 90 Days: We define the Percentage of Users Creating in Trailing 90 Days (Engaged Users) as the percentage of users who have used a connected machine for any activity, such as cutting, writing or any other activity enabled by our connected machines, in the past 90 days. We calculate the percentage by dividing the number of Engaged Users in the period by the total user base.
Paid Subscribers: We define Paid Subscribers as the number of users with a subscription to Cricut Access or Cricut Access Premium, excluding cancelled, unpaid or free trial subscriptions, as of the end of a period.
Subscription ARPU: We define Subscription ARPU as Subscriptions revenue divided by average users in a period.
Accessories and Materials ARPU: We define Accessories and Materials ARPU as Accessories and Materials revenue divided by average users in a period. Accessories and Materials ARPU fluctuates over time as we introduce new accessories and materials at various price points and as the volume and mix of accessories and materials purchased changes.
Cautionary Statement Regarding Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 as amended (the “Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, quotations from management, business outlook, strategies, market size and growth opportunities. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “anticipates,” “believes,” “targets,” “potential,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may” or similar terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future results of operations or the ability to generate revenues, income or cash flow are forward-looking statements. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections and our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions, many of which are beyond our control, that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections will prove to be correct or that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this press release are only made as of the date indicated on the relevant materials and are based on our estimates and opinions at the time the statements are made. We disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances or changes in opinion, except as required by law.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, but not limited to, risks and uncertainties associated with: our ability to attract and engage with our users; competitive risks; supply chain, manufacturing, distribution and fulfillment risks; international risks, including regulation and tariffs that have materially increased our costs and the potential for further trade barriers or disruptions; sales and marketing risks, including our dependence on sales to brick-and-mortar and online retail partners and our need to continue to grow online sales; risks relating to the complexity of our business, which includes connected machines, custom tools, hundreds of materials, design apps, e-commerce software, subscriptions, content, international production, direct sales and retail distribution; risks related to product quality, safety and warranty claims and returns; risks related to the fluctuation of our quarterly results of operations and other operating metrics; risks related to intellectual property, cybersecurity and potential data breaches; risks related to our dependence on our Chief Executive Officer; risks related to our status as a “controlled company”; and the impact of economic and geopolitical events, natural disasters and actual or threatened public health emergencies, such as the ongoing COVID-19 pandemic, current recessionary pressures and any resulting economic slowdown from any of these events, or other resulting interruption to our operations. These risks and uncertainties are described in greater detail under the heading “Risk Factors” in the most recent form 10-Q that we have filed with the Securities and Exchange Commission (“SEC”).

Cricut, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Connected machines	$52,420	$102,454	$150,249	$390,100
Subscriptions	68,865	53,303	201,247	150,115
Accessories and materials	55,711	104,329	254,040	378,186
Total revenue	176,996	260,086	605,536	918,401
Cost of revenue:
Connected machines	49,240	87,649	144,835	323,558
Subscriptions	6,500	5,934	18,933	15,517
Accessories and materials	39,422	64,440	175,486	226,698
Total cost of revenue	95,162	158,023	339,254	565,773
Gross profit	81,834	102,063	266,282	352,628
Operating expenses:
Research and development	18,747	20,531	59,332	56,835
Sales and marketing	29,165	30,293	93,470	90,812
General and administrative	16,501	13,491	44,623	38,417
Total operating expenses	64,413	64,315	197,425	186,064
Income from operations	17,421	37,748	68,857	166,564
Total other income, net	235	24	518	9
Income before provision for income taxes	17,656	37,772	69,375	166,573
Provision for income taxes	5,212	7,767	19,600	38,024
Net income	$12,444	$30,005	$49,775	$128,549
Other comprehensive income (loss):
Change in net unrealized gains (losses) on marketable securities	271	—	(72)	—
Change in foreign currency translation adjustment, net of tax	(120)	(16)	(242)	(25)
Total other comprehensive income (loss):	151	(16)	(314)	(25)
Comprehensive income	12,595	29,989	49,461	128,524
Earnings per share, basic	$0.06	$0.14	$0.23	$0.62
Earnings per share, diluted	$0.06	$0.13	$0.23	$0.59
Weighted-average common shares outstanding, basic	215,347,882	208,988,168	214,361,026	208,169,736
Weighted-average common shares outstanding, diluted	220,353,807	224,331,039	221,103,591	218,491,114

Cricut, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	As of September 30, 2022	As of December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$124,182	$241,597
Marketable securities	73,777	—
Accounts receivable, net	87,908	199,508
Inventories	483,749	454,174
Prepaid expenses and other current assets	33,610	32,820
Total current assets	803,226	928,099
Property and equipment, net	63,388	53,261
Operating lease right-of-use asset	18,280	17,653
Intangible assets, net	950	1,520
Deferred tax assets	3,279	3,255
Other assets	30,682	2,462
Total assets	$919,805	$1,006,250
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$71,332	$204,714
Accrued expenses and other current liabilities	47,951	69,351
Deferred revenue, current portion	29,370	30,547
Operating lease liabilities, current portion	5,342	3,755
Total current liabilities	153,995	308,367
Operating lease liabilities, net of current portion	15,262	15,780
Deferred revenue, net of current portion	3,528	4,858
Other non-current liabilities	4,321	3,269
Total liabilities	177,106	332,274
Commitments and contingencies (Note 11)
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, no shares issued and outstanding as of September 30, 2022 and December 31, 2021.	—	—
Common stock, par value $0.001 per share, 1,250,000,000 shares authorized as of September 30, 2022, 220,811,091 shares issued and outstanding as of September 30, 2022; 1,250,000,000 shares authorized as of December 31, 2021, 221,913,559 shares issued and outstanding as of December 31, 2021.	221	222
Additional paid-in capital	736,632	717,369
Retained earnings (accumulated deficit)	6,215	(43,560)
Accumulated other comprehensive loss	(369)	(55)
Total stockholders’ equity	742,699	673,976
Total liabilities and stockholders’ equity	$919,805	$1,006,250

Cricut, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income	$49,775	$128,549
Adjustments to reconcile net income to net cash and cash equivalents (used in) provided by operating activities:
Depreciation and amortization (including amortization of debt issuance costs)	19,841	13,365
Stock-based compensation	30,630	27,941
Non-cash lease expense	3,620	3,061
Provision for inventory obsolescence	6,197	2,283
Other	218	1,229
Changes in operating assets and liabilities:
Accounts receivable	111,600	18,579
Inventories	(60,844)	(276,223)
Prepaid expenses and other current assets	(897)	(25,578)
Other assets	(309)	675
Accounts payable	(132,011)	(1,603)
Accrued expenses and other current liabilities and other non-current liabilities	(21,506)	(24,169)
Operating lease liabilities	(3,176)	(3,466)
Other	(2,508)	3,564
Net cash and cash equivalents (used in) provided by operating activities	630	(131,793)
Cash flows from investing activities:
Purchase of marketable securities	(180,112)	—
Proceeds from maturities of marketable securities	21,393	—
Proceeds from sales of marketable securities	84,621	—
Acquisitions of property and equipment, including capitalized software development costs	(26,913)	(28,339)
Net cash and cash equivalents used in investing activities	(101,011)	(28,339)
Cash flows from financing activities:
Proceeds from capital contributions	—	200
Proceeds from issuance of common stock upon initial public offering, net of offering costs	—	262,007
Repurchase of common stock	(9,970)	—
Repurchase of compensatory units	(14)	(170)
Proceeds from exercise of stock options	31	108
Employee tax withholding payments on stock-based awards	(5,401)	(107)
Payments for debt issuance costs	(1,300)	—
Other financing activities, net	—	(48)
Net cash and cash equivalents (used in) provided by financing activities	(16,654)	261,990
Effect of exchange rate on changes on cash and cash equivalents	(380)	(70)
Net increase (decrease) in cash and cash equivalents	(117,415)	101,788
Cash and cash equivalents at beginning of period	241,597	122,215
Cash and cash equivalents at end of period	$124,182	$224,003
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	—	14
Cash paid during the period for income taxes	17,966	66,868
Supplemental disclosures of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$4,264	$3,585
Property and equipment included in accounts payable and accrued expenses and other current liabilities	$2,967	$4,910
Tax withholdings on stock-based awards included in accrued expenses and other current liabilities	$575	$344
Stock-based compensation capitalized for software development costs	$1,815	$1,149
Reclassification of liability awards to equity upon modification	$—	$10,784
Leasehold improvements acquired through tenant allowances	$859	$—